EXHIBIT 1.2

Ministry of Finance	Mailing Address:	Location:
Corporate and Personal	PO BOX 9431 Stn Prov Govt.	2nd Floor - 940 Blanshard St.
Property Registries	Victoria BC V8W 9V3	Victoria BC
www.corporateonl ine.gov. bc.ca		250 356-8626

Transition Application

FORM 43
BUSINESS CORPORATIONS ACT
Section 437

FILING DETAILS:	Transition Application for:
PENN BIOTECH INC.

Filed Date and Time: Transition Date and Time:	January 13, 2005 11:01 AM Pacific Time Transitioned on January 13, 2005 11:01 AM Pacific Time

TRANSITION APPLICATION
This confirms there has been filed with the registrar all records necessary to ensure that the information in the corporate registry respecting the directors of the company is, immediately before the transition application is submitted to the registrar for filing, correct.

Incorporation Number:		Name of Company:
BC0656892		PENN BIOTECH INC.

ALTERATION EFFECTIVE DATE:
The alteration is to take effect at the time that this application is filed with the Registrar.

NOTICE OF ARTICLES
Name of Company:
PENN BIOTECH INC.

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REGISTERED OFFICE INFORMATION

Mailing Address:	Delivery Address:
16th Floor, 543 Granville Street	16th Floor, 543 Granville Street
Vancouver, BC V6C 1X8	Vancouver, BC V6C 1X8
CANADA	CANADA

RECORDS OFFICE INFORMATION

Mailing Address:	Delivery Address:
16th Floor, 543 Granville Street	16th Floor, 543 Granville Street
Vancouver, BC V6C 1X8	Vancouver, BC V6C 1X8
CANADA	CANADA

DIRECTOR INFORMATION

Last Name, First Name, Middle Name:
KIM, HYE, KYUNG

Mailing Address:	Delivery Address:
1507 - 193 AQUARIUS MEWS	1507 - 193 AQUARIUS MEWS
Vancouver, BC V6Z 2Z2	Vancouver, BC V6Z 2Z2
CANADA	CANADA
Last Name, First Name, Middle Name:
LEE, JAI, WOO

Mailing Address:		Delivery Address:
1507 - 193 AQUARIUS MEWS		1507 - 193 AQUARIUS MEWS
Vancouver, BC V6Z 2Z2		Vancouver, BC V6Z 2Z2
CANADA		CANADA

PRE-EXISTING COMPANY PROVISIONS
The pre-existing Company provisions apply to this company.

AUTHORIZED SHARE STRUCTURE
1. 100,000,000	Common Shares	Without Par Value

Without Special Rights or Restrictions attached

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